Exhibit 99.1

World Fuel Services Corporation Reports Strong Earnings for the Second Quarter of 2009

--- Land Segment Delivers Record Results ---

MIAMI--(BUSINESS WIRE)--August 6, 2009--World Fuel Services Corporation (NYSE: INT), a global leader in the marketing and sale of marine, aviation and land fuel products and related services, today reported second quarter net income of $27.7 million or $0.93 diluted earnings per share compared to $20.5 million or $0.71 diluted earnings per share in the second quarter of 2008. Non-GAAP net income for the second quarter, which excludes share-based compensation and amortization of acquired intangible assets, was $30.7 million or $1.02 non-GAAP diluted earnings per share compared to $22.8 million or $0.78 non-GAAP diluted earnings per share in the second quarter of 2008. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“We again delivered solid results despite difficult economic conditions.” said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation. “Our operational efficiency continues to improve, providing us with significant operating leverage as the economy begins to recover.”

“Our marine business performed well in a challenging global shipping market while we increased volumes sequentially in our aviation business for the first time in over a year,” stated Michael J. Kasbar, president and chief operating officer. "Our land segment generated record results in the second quarter and continues to gain momentum," added Kasbar. The company’s marine segment generated gross profit of $40.3 million in the second quarter of 2009, a decrease of 9% year-over-year while the aviation segment generated second quarter gross profit of $39.7 million, a year-over-year decrease of 12%. The company’s land segment posted gross profit of $11.5 million in the second quarter, an increase of 146% year-over-year.

“Despite the increase in crude oil prices during the second quarter, we effectively managed risk, further reduced our trade cycle, completed two acquisitions and generated over $30 million of operating cash flow,” stated Ira M. Birns, executive vice president and chief financial officer. “Our strong balance sheet and liquidity profile will support the continued execution of our strategy to grow the business both organically and through strategic investments.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable and settle derivatives contracts, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global leader in the marketing and sale of marine, aviation and land fuel products, as well as related services. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in more than 190 countries, including airports, seaports, tanker truck loading terminals and other customer storage locations. With 44 strategically located global offices (including satellite offices), World Fuel Services offers its clients a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenue	$2,533,340	$5,651,118	$4,547,283	$10,142,604
Cost of revenue	2,441,772	5,556,796	4,368,380	9,974,473

Gross profit	91,568	94,322	178,903	168,131

Operating expenses:
Compensation and employee benefits	35,079	35,380	68,872	64,878
Provision for bad debt	464	8,147	922	10,057
General and administrative	19,898	20,973	39,877	41,053

	55,441	64,500	109,671	115,988

Income from operations	36,127	29,822	69,232	52,143
Interest and other expense, net	(561)	(2,744)	(1,917)	(4,968)

Income before income taxes	35,566	27,078	67,315	47,175
Provision for income taxes	7,623	6,502	13,553	10,704

Net income including noncontrolling interest	27,943	20,576	53,762	36,471
Less: net income attributable to noncontrolling interest	201	28	190	170

Net income attributable to World Fuel	$27,742	$20,548	$53,572	$36,301

Basic earnings per share	$0.94	$0.71	$1.83	$1.27

Basic weighted average shares	29,432	28,776	29,293	28,577

Diluted earnings per share	$0.93	$0.71	$1.81	$1.25

Diluted weighted average shares	29,923	29,096	29,566	28,960

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	June 30,	December 31,
	2009	2008

Assets:
Current assets:
Cash and cash equivalents	$352,811	$314,352
Short-term investments	13,597	8,100
Accounts receivable, net	763,349	676,100
Inventories	73,255	28,726
Short-term derivative assets, net	37,829	72,260
Prepaid expenses and other current assets	45,605	72,612

Total current assets	1,286,446	1,172,150

Property and equipment, net	40,125	35,328

Other assets	243,896	197,148

Total assets	$1,570,467	$1,404,626

Liabilities and equity:
Current liabilities:
Short-term debt	$10,546	$23,840
Accounts payable	693,526	548,876
Short-term derivative liabilities, net	43,394	66,302
Customer deposits	42,625	40,961
Accrued expenses and other current liabilities	56,294	71,036

Total current liabilities	846,385	751,015

Long-term debt	9,704	9,537
Other long-term liabilities	43,663	36,156
Total liabilities	899,752	796,708

Equity:
World Fuel shareholders' equity	670,770	607,887
Noncontrolling interest (deficit) earnings	(55)	31
Total equity	670,715	607,918

Total liabilities and equity	$1,570,467	$1,404,626

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income including noncontrolling interest	$27,943	$20,576	$53,762	$36,471
Adjustments to reconcile net income including noncontrolling interest to net cash provided by (used in) operating activities:
Depreciation and amortization	4,302	3,028	8,140	5,898
Provision for bad debt	464	8,147	922	10,057
Deferred income tax provision (benefit)	5,657	(5,632)	3,184	(6,132)
Share-based payment compensation costs	1,811	2,212	3,602	3,885
Foreign currency transaction (gains) losses, net	(405)	(276)	(192)	(508)
Other	289	(6)	525	230
Changes in assets and liabilities, net of acquisitions	(8,682)	(111,505)	51,042	(139,004)
Total adjustments	3,436	(104,032)	67,223	(125,574)
Net cash provided by (used in) operating activities	31,379	(83,456)	120,985	(89,103)
Cash flows from investing activities:
Capital expenditures	(2,008)	(1,425)	(3,311)	(5,413)
Purchase of short-term investments	(25,185)	-	(25,185)	-
Proceeds from the sale of short-term investments	20,006	-	20,006	-
Acquisition of businesses, net of cash acquired	(51,982)	(93,366)	(51,982)	(93,366)
Net cash used in investing activities	(59,169)	(94,791)	(60,472)	(98,779)
Cash flows from financing activities:
Dividends paid on common stock	(2,206)	(1,065)	(3,302)	(2,150)
Distribution of noncontrolling interest	-	-	(276)	(147)
Proceeds from exercise of stock options	556	1,094	1,013	1,847
Purchases of stock tendered by employees to satisfy the required withholding taxes related to share-based payment awards	(553)	(133)	(2,877)	(387)
Repayments of debt other than credit facility debt	(5,338)	-	(19,845)	-
Borrowings from noncontrolling shareholders of a subsidiary	1,086	-	2,544	-
Borrowings under senior revolving credit facility	-	725,000	-	1,379,000
Repayments under senior revolving credit facility	-	(573,000)	-	(1,187,000)
Federal and state tax benefits resulting from the tax deductions in excess of the compensation cost recognized for share-based payment awards	-	4,695	-	4,695
Restricted cash	-	-	-	10,000
Other	(140)	93	(140)	94
Net cash (used in) provided by financing activities	(6,595)	156,684	(22,883)	205,952
Effect of exchange rate changes on cash and cash equivalents	868	276	829	508
Net (decrease) increase in cash and cash equivalents	(33,517)	(21,287)	38,459	18,578
Cash and cash equivalents, at beginning of period	386,328	76,016	314,352	36,151
Cash and cash equivalents, at end of period	$352,811	$54,729	$352,811	$54,729

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$27,742	$20,548	$53,572	$36,301
Share-based compensation expense, net of taxes	1,325	1,525	2,526	2,650
Intangible asset amortization expense, net of taxes	1,592	705	2,857	1,273
Non-GAAP net income attributable to World Fuel	$30,659	$22,778	$58,955	$40,224

GAAP diluted earnings per share	$0.93	$0.71	$1.81	$1.25
Share-based compensation expense, net of taxes	0.04	0.05	0.09	0.09
Intangible asset amortization expense, net of taxes	0.05	0.02	0.10	0.04
Non-GAAP diluted earnings per share	$1.02	$0.78	$2.00	$1.38

WORLD FUEL SERVICES CORPORATION
SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenue:
Marine segment	$1,381,496	$3,034,017	$2,484,358	$5,461,190
Aviation segment	832,166	2,251,385	1,542,581	4,124,347
Land segment	319,678	365,716	520,344	557,067
	$2,533,340	$5,651,118	$4,547,283	$10,142,604

Gross profit:
Marine segment	$40,347	$44,423	$87,439	$81,368
Aviation segment	39,744	45,232	71,765	80,311
Land segment	11,477	4,667	19,699	6,452
	$91,568	$94,322	$178,903	$168,131

Income from operations:
Marine segment	$22,639	$23,684	$51,981	$41,340
Aviation segment	17,727	17,787	29,399	30,169
Land segment	3,882	(628)	4,971	(1,370)
	44,248	40,843	86,351	70,139
Corporate overhead	(8,121)	(11,021)	(17,119)	(17,996)
	$36,127	$29,822	$69,232	$52,143

CONTACT:
World Fuel Services Corporation
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Francis X. Shea, Executive Vice President &
Chief Risk and Administrative Officer
305-428-8000